Appendix I
First Trust Exchange Traded Fund Trusts

As of March 1, 2024

Trust(s)	Fund(s)

First Trust Exchange-Traded Fund III	First Trust Horizon Managed Volatility Domestic ETF (HUSV)
First Trust Horizon Managed Volatility Developed International ETF (HDMV)
First Trust Horizon Managed Volatility Small/Mid ETF (HSMV)
First Trust California Municipal High Income ETF (FCAL)
First Trust New York Municipal High Income ETF (FMNY)
First Trust Short Duration Managed Municipal ETF (FSMB)
First Trust Ultra Short Duration Municipal ETF (FUMB)
First Trust Municipal High Income ETF (FMHI)
First Trust Merger Arbitrage ETF (MARB)
First Trust Preferred Securities and Income ETF (FPE)
First Trust Institutional Preferred Securities and Income ETF (FPEI)
First Trust RiverFront Dynamic Developed International ETF (RFDI)
First Trust RiverFront Dynamic Europe ETF (RFEU)
First Trust RiverFront Dynamic Emerging Markets ETF (RFEM)
First Trust Emerging Markets Local Currency Bond ETF (FEMB)
First Trust Managed Municipal ETF (FMB)
First Trust Long/Short Equity ETF (FTLS)

First Trust Exchange-Traded Fund V	First Trust Managed Futures Strategy Fund (FMF)
FT Cayman Subsidiary I

First Trust Exchange-Traded Fund VI	First Trust Nasdaq Bank ETF (FTXO)
First Trust Nasdaq Food & Beverage ETF (FTXG)
First Trust Nasdaq Oil & Gas ETF (FTXN)
First Trust Nasdaq Pharmaceuticals ETF (FTXH)
First Trust Nasdaq Semiconductor ETF (FTXL)
First Trust Nasdaq Transportation ETF (FTXR)
First Trust S-Network E-Commerce ETF (ISHP)
First Trust S-Network Streaming & Gaming ETF (BNGE)
Emerging Markets Equity Select ETF (RNEM)
First Trust Bloomberg Shareholder Yield ETF (SHRY) (fka Large Cap US Equity Select ETF (RNLC)
Mid Cap US Equity Select ETF (RNMC)
Small Cap US Equity Select ETF (RNSC)
First Trust S&P 500 Diversified Dividend Aristocrats ETF (KNGZ) (fka US Equity Dividend Select ETF (RNDV)
First Trust Indxx Medical Devices ETF (MDEV)
First Trust Nasdaq Technology Dividend Index Fund (TDIV)
Multi-Asset Diversified Income Index Fund (MDIV)
First Trust S&P International Dividend Aristocrats Fund (FID)
First Trust BuyWrite Income ETF (FTHI)
First Trust Nasdaq BuyWrite Income ETF (FTQI)
First Trust Rising Dividend Achievers ETF (RDVY)
First Trust Dorsey Wright Focus 5 ETF (FV)
First Trust RBA American Industrial Renaissance ® ETF (AIRR)
First Trust Dorsey Wright Momentum & Dividend ETF (DDIV)
First Trust Dorsey Wright International Focus 5 ETF (IFV)
First Trust Dorsey Wright Dynamic Focus 5 ETF (FVC)
First Trust Indxx Innovative Transaction & Process ETF (LEGR)
First Trust Nasdaq Artificial Intelligence and Robotics ETF (ROBT)
First Trust International Developed Cap Strength ETF (FICS)
First Trust SMID Cap Rising Dividend Achievers ETF (SDVY)
First Trust Dorsey Wright Momentum & Value ETF (DVLU)
First Trust Dorsey Wright Momentum & Low Volatility ETF (DVOL)
First Trust Dorsey Wright DALI 1 ETF (DALI)
First Trust Exchange Traded Fund VII	First Trust Global Tactical Commodity Strategy Fund (FTGC)
FT Cayman Subsidiary II
First Trust Alternative Absolute Return Strategy ETF (FAAR)
FT Cayman Subsidiary III

First Trust Exchange-Traded AlphaDEX® Fund II	First Trust Asia Pacific Ex-Japan AlphaDEX® Fund (FPA)
First Trust Europe AlphaDEX® Fund (FEP)
First Trust Latin America AlphaDEX® Fund (FLN)
First Trust Brazil AlphaDEX® Fund (FBZ)
First Trust China AlphaDEX® Fund (FCA)
First Trust Japan AlphaDEX® Fund (FJP)
First Trust Developed Markets ex-US AlphaDEX® Fund (FDT)
First Trust Emerging Markets AlphaDEX® Fund (FEM)
First Trust Germany AlphaDEX® Fund (FGM)
First Trust United Kingdom AlphaDEX® Fund (FKU)
First Trust Switzerland AlphaDEX® Fund (FSZ)
First Trust Emerging Markets Small Cap AlphaDEX® Fund (FEMS)
First Trust Developed Markets Ex-U.S. Small Cap AlphaDEX® Fund (FDTS)
First Trust Eurozone AlphaDEX® ETF (FEUZ)
First Trust India NIFTY 50 Equal Weight ETF (NFTY)